UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Energem Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-41070	N/A
(Commission File Number)	(IRS Employer Identification No.)

Level 3, Tower 11, Avenue 5, No. 8,

Jalan Kerinchi, Bangsar South

Wilayah Persekutuan Kuala Lumpur, Malaysia 59200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +(60) 3270 47622

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one redeemable warrant	ENCPU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ENCP	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ENCPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 1, 2022, Energem Corp., a Cayman Islands exempted company (the “Company”) and Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet”) entered into a Share Purchase Agreement (as amended on September 4, 2023, the “Share Purchase Agreement” or “SPA”). On February 28, 2024, the Company held an extraordinary general meeting of shareholders in which the SPA and the transactions contemplated by the SPA (the “Business Combination” and together with the other transactions contemplated by the Share Purchase Agreement, the “Transactions”) were approved by the Company shareholders.

In connection with the Business Combination, Graphjet entered into several conversion agreements with holders listed on the signature pages thereto, which converted $8.2 million of debt into 2,050,000 Graphjet Pre-Transaction Shares (as defined in the Company’s Form S-4 filed with the SEC on January 3, 2023, under Registration No. 333-268716 and declared effective by the SEC on February 2, 2024). As a result, as of the date of this filing, the Company believes it satisfies the $5,000,000 minimum stockholders’ equity requirement for initial listing on the Nasdaq Capital Market. An unaudited pro forma balance sheet as of September 30, 2023 and pro forma statement of operations for the year ended September 30, 2023 reflecting the Business Combination after giving effect to the conversion agreements described above follows:

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data For the year ended September 30, 2023	Post Combination
Net Loss	$-3,897
Net Loss per share-basic and diluted	$-0.03
Weighted average shares outstanding of ordinary shares-basic and diluted	144,163,075

(in thousands, except shares and per share amounts)

Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2023
Total Assets (1)	$9,879
Total Liabilities (2)	$2,809
Total shareholders’ equity	$7,070

1) After adjustment for actual redemptions and total cash left in trust $3,361k

2) After conversion of debt to equity in total of $8,200k

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Energem Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGEM CORP.

Date: March 11, 2024	By:	/s/ Swee Guan Hoo
	Name:	Swee Guan Hoo
	Title:	Chief Executive Officer